Exhibit 16

                   Calculation of Total Return
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                                                       Exhibit 16



                     Cappiello-Rushmore Trust
                    Total Return Calculations



             One Year Ended June 30, 1995            Since Inception


         I.   Cappiello-Rushmore Growth Fund   October 6, 1992 (inception)
                                                    to June 30, 1995

              P (1+T) n = ERV                       P (1+T) n = ERV
              ERV = $13,265                        ERV = $14,663
              n = 1                                n = 2.73
              T = 32.65%                           T = 15.04%


         II.  Cappiello-Rushmore Emerging
              Growth Fund

              P (1+T) n = ERV                       P (1+T) n = ERV
              ERV = $14,370.80                     ERV = $15,141
              n = 1                                n = 2.73
              T = 43.71%                           T = 16.40%


         III. Cappiello-Rushmore Utility
              Income Fund

              P (1+T) n = ERV                       P (1+T) n = ERV
              ERV = $11,662                        ERV = $10,493.19
              n = 1                                n = 2.73
              T = 16.62%                           T = 1.78%


         IV.  Cappiello-Rushmore Gold Fund    March 7, 1994 (inception) to
                                                      June 30, 1995

              P (1+T) n = ERV                       P (1+T) n = ERV
              ERV = $10,388.66                     ERV = $9,890
              n = 1                                n = 1.318
              T = 3.89%                            T = (0.84)%
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